Exhibit 23


                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3
(Nos. 33-63673, 33-58686 and 33-53159) and in the Registration Statements on Form S-8 (Nos. 2-63038, 2-84088, 33-15319, 33-16790, 33-28413, 33-35305,
33-50813, 33-64959, 333-04459 and 333-03941) of Gannett Co., Inc. of our
report dated February 1, 1999 appearing on page 51 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.
We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 8 of this Form 10-K.


/s/PricewaterhouseCoopers LLP
________________________________
PRICEWATERHOUSECOOPERS LLP


Washington, D.C.
March 22, 1999